     As filed with the Securities and Exchange Commission on August 28, 2000
                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                                 METRICOM, INC.
             (Exact name of registrant as specified in its charter)

      DELAWARE                                         77-0294597
(State of Incorporation)                    (I.R.S. Employer Identification No.

                                 -------------

                              980 UNIVERSITY AVENUE
                        LOS GATOS, CALIFORNIA 95030-2375
                    (Address of principal executive offices)

                                 -------------

                           2000 EQUITY INCENTIVE PLAN
                            (Full title of the plans)

                              TIMOTHY A. DREISBACH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 METRICOM, INC.
                             333 WEST JULIAN STREET
                           SAN JOSE, CALIFORNIA 95110
                                 (408) 252-3000

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 -------------

                                   Copies to:

                            KENNETH L. GUERNSEY, ESQ.
                             CYDNEY S. POSNER, ESQ.
                               COOLEY GODWARD LLP
                         ONE MARITIME PLAZA, 20TH FLOOR
                             SAN FRANCISCO, CA 94111

                                 -------------



                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                             PROPOSED MAXIMUM        PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE              AMOUNT TO BE         OFFERING PRICE PER    AGGREGATE OFFERING PRICE   AMOUNT OF REGISTRATION
        REGISTERED                      REGISTERED              SHARE (1)                PRICE (1)                   FEE
-----------------------------------------------------------------------------------------------------------------------------------

Shares  of  Common   Stock,              642,462              $35.50(1)(a)              $22,807,401               $6,021.15
par value  $.001 per share,
subject   to    outstanding
options  granted  under the
2000 Equity Incentive Plan
===================================================================================================================================
Shares  of  Common   Stock,              857,538           $34.28125(1)(b)              $29,397,475               $7,760.93
par value  $.001 per share,
reserved  for future  grant
under   the   2000   Equity
Incentive Plan

===================================================================================================================================
Totals                                 1,500,000          $34.28125-$35.50              $52,204,876               $13,782.08
===================================================================================================================================

(1) (1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to options previously granted under the Metricom, Inc. ("Registrant" or "Company") 1997 Equity Incentive Plan (pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act")) and (b) the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on August 21, 2000 for shares available for future grant pursuant to the 2000 Equity Incentive Plan and shares available for future issuance pursuant to the 1991 Employee Stock Purchase Plan (pursuant to Rule 457(c) under the Act).

================================================================================

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Metricom, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (A) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

     (B) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

     (C) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                            DESCRIPTION OF SECURITIES

     Not applicable.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's By-laws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. Under the Company's By-laws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The By-laws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

     The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

     In addition, the Company's Restated Certificate of Incorporation ("Restated Certificate") provides that, to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Restated Certificate does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, for any transaction from which the director derived an improper personal benefit and for improper payment of dividends or unlawful stock repurchases or redemptions. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

                       EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.


                            CONSULTANTS AND ADVISORS

     Not Applicable.


                                    EXHIBITS

EXHIBIT

NUMBER                     DESCRIPTION

   5.1   Opinion of Cooley Godward LLP.
   23.1  Consent of Arthur Andersen LLP.
   23.2  Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
   24.1 Power of Attorney. Reference is made to page 5 of this Registration Statement.
   99.1  2000 Equity Incentive Plan and forms of grant thereunder.

                                  UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (I) To include any prospectus required by section 10(a)(3) of the Securities Act;

         (II) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (III) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (B) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
     Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, State of California, on August 25, 2000.

                                        METRICOM, INC.



                                        By: /s/ James E. Wall
                                           ------------------------------------
                                            James E. Wall
                                            Title: Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy A. Dreisbach and James E. Wall, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                                 TITLE                                       DATE
/s/ Timothy A. Dreisbach                                  President,  Chief Executive Officer and     August 25, 2000
--------------------------------------------              Director (Principal Executive Officer)
         (Timothy A. Dreisbach)




/s/ James E. Wall                                         Chief Financial Officer (Principal     August 25, 2000
--------------------------------------------              Financial and Accounting Officer)
         (James E. Wall)

SIGNATURE                                                TITLE                                       DATE
                                                         Director

--------------------------------------------
         (Bram Johnson)




/s/ Ralph Derrickson                                      Director                                    August 23, 2000
--------------------------------------------
         (Ralph Derrickson)




/s/ Rob ert P. Dilworth                                   Director                                    August 25, 2000
--------------------------------------------
         (Robert P. Dilworth)




/s/ Justin L. Jaschke                                     Director                                    August 25, 2000
--------------------------------------------
         (Justin L. Jaschke)




/s/ David M. Moore                                        Director                                    August 25, 2000
--------------------------------------------
         (David M. Moore)




/s/ William D. Savoy                                      Director                                    August 25, 2000
--------------------------------------------
         (William D. Savoy)

                                  EXHIBIT INDEX

EXHIBIT

NUMBER                     DESCRIPTION
   5.1        Opinion of Cooley Godward LLP.
   23.1       Consent of Arthur Andersen LLP.
   23.2       Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
   24.1 Power of Attorney. Reference is made to the signature page to this Registration Statement.
   99.1       2000 Equity Incentive Plan and forms of grant thereunder.